EXHIBIT  23

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-87034) of Gibraltar Steel Corporation of our report dated June 24, 2003 relating to the financial statements of Gibraltar 401(k) Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP
Buffalo, New York

June 27, 2003